Exhibit 99.1

INVACARE CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Invacare Corporation (the “Company”) and give effect to the disposition of Champion Manufacturing Inc. ("Champion"). The unaudited pro forma condensed combined balance sheet at June 30, 2013 gives effect to the adjustments for the Champion disposition as if the transaction was completed on June 30, 2013. The unaudited pro forma condensed combined statements of comprehensive income (loss) for the six months ended June 30, 2013 and the year ended December 31, 2012 give effect to the adjustments for the Champion disposition as if the transaction had been completed on January 1, 2012. The Champion historical amounts are presented according to accounting principles generally accepted in the United States (U.S. GAAP) and include certain pro forma adjustments. The notes to the balance sheet and statements of comprehensive income (loss) describe the transaction and adjustments applicable to each.

The purchase price allocation of the Champion disposition reflected in these unaudited pro forma condensed combined financial statements is preliminary and has been based on preliminary estimates of the book value of assets and liabilities ultimately sold. Accordingly, the gain on sale reflected in these unaudited pro forma condensed combined financial statements is preliminary and is estimated based on the pro forma balance sheet as of June 30, 2013. As a result, the unaudited pro forma condensed combined financial information presented herein is subject to change and may differ from the final results based upon the final purchase price allocation. The determination of the final purchase price allocation and resulting gain on sale will be based on the actual final valuation of the assets and liabilities of Champion that exist as of the date of completion of the disposition and will be reflected and disclosed in the Company's financial statements for the quarter ended September 30, 2013.

The Company has made, in our opinion, all significant necessary adjustments that can be factually supported to reflect the effect of the disposition. The unaudited condensed combined pro forma financial information is presented for informational purposes only. The unaudited condensed combined pro forma financial statements do not purport to represent what the actual results of operations or financial position would have been if the disposition of Champion as described above had occurred on the dates indicated or to project our results of operations or financial position for any future period.

The following unaudited condensed combined pro forma financial information should be read in conjunction with:

(a)
The Company's consolidated financial statements and notes thereto and management's discussion and analysis for the year ended December 31, 2012 included in the Company's Form 10-K for the fiscal year ended December 31, 2012;

(b)
The Company's consolidated financial statements and notes thereto and management's discussion and analysis for the six months ended June 30, 2013, included in the Company's Form 10-Q for the fiscal quarter ended June 30, 2013.

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
at June 30, 2013

(In thousands)	Invacare as Reported (1)	Champion Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Champion	Pro Forma Eliminations (4)		Pro Forma Invacare (5)
Assets
Current Assets
Cash and cash equivalents	$21,447	$—	$—		$—	$—		$21,447
Trade receivables, net	205,369	3,263	—		3,263	—		202,106
Installment receivables, net	1,814	—	—		—	—		1,814
Inventories, net	174,607	1,700	—		1,700	—		172,907
Deferred income taxes	1,140	—	—		—	—		1,140
Other current assets	36,645	81	—		81	—		36,564
Total Current Assets	441,022	5,044	—		5,044	—		435,978
Other Assets	42,467	—	—		—	—		42,467
Other Intangibles	66,599	—	—		—	—		66,599
Property and Equipment, net	112,442	285	—		285	—		112,157
Goodwill	459,867	72	16,205	(A)	16,277	—		443,590
Total Assets	$1,122,397	$5,401	$16,205		$21,606	$—		$1,100,791
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$115,891	$1,062	$—		$1,062	$—		$114,829
Accrued expenses	131,835	434	—		434	—		131,401
Accrued income taxes	9,240	—	1,060	(B)	1,060	1,060	(E)	9,240
Short-term debt and current maturities of long-term obligations	1,778	—	—		—	—		1,778
Total Current Liabilities	258,744	1,496	1,060		2,556	1,060		257,248
Long-Term Debt	113,274	—	—		—	(43,000)	(F)	70,274
Other Long-Term Obligations	112,916	—	—		—	—		112,916
Shareholders’ Equity
Preferred Shares (Authorized 300 shares; none outstanding)	—	—	—		—	—		—
Common Shares (Authorized 100,000 shares; 33,950 issued and outstanding in 2012)—no par	8,531	—	—		—	—		8,531
Class B Common Shares (Authorized 12,000 shares; 1,085 issued and outstanding in 2012)—no par	272	—	—		—	—		272
Additional paid-in-capital	230,734	3,905	16,566	(C)	20,471	20,471	(G)	230,734
Retained earnings	386,475	—	(1,421)	(D)	(1,421)	21,469	(G)	409,365
Accumulated other comprehensive earnings	104,714	—	—		—	—		104,714
Treasury shares	(93,263)	—	—		—	—		(93,263)
Total Shareholders’ Equity	637,463	3,905	15,145		19,050	41,940		660,353
Total Liabilities and Shareholders’ Equity	$1,122,397	$5,401	$16,205		$21,606	$—		$1,100,791

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Six Months Ended June 30, 2013

	Invacare as Reported (1)	Champion Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Champion	Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$689,412	$13,214	$—		$13,214	$(439)	(H)	$676,637
Cost of products sold	497,554	8,498	—		8,498	(427)	(H)	489,483
Gross Profit	191,858	4,716	—		4,716	(12)	(H)	187,154
Selling, general and administrative expenses	208,948	1,647	(22)	(I)	1,625	—		207,323
Charges related to restructuring activities	5,114	—	—		—	—		5,114
Loss on debt extinguishment including debt finance charges and associated fees	—	—	—		—	—		—
Interest expense	2,351	48	371	(J)	419	—		1,932
Interest income	(181)	—	—		—	—		(181)
Earnings (loss) from Continuing Operations Before Income Taxes	(24,374)	3,021	(349)	(C)	2,672	(12)		(27,034)
Income taxes (benefit)	3,200	—	1,060	(B)	1,060	(1,060)	(E)	3,200
Net Earnings (loss) from Continuing Operations	$(27,574)	$3,021	$(1,409)	(D)	$1,612	$1,048		$(30,234)
Net Earnings from Discontinued Operations (Net of tax amount of $10)	392	—	—		—	—		392
Gain on Sale of Discontinued Operations (Net of tax amount of $20,080)	49,902	—	—		—	—		49,902
Total Net Earnings from Discontinued Operations	50,294	—	—		—	—		50,294
Net Earnings	$22,720	$3,021	$(1,409)		$1,612	$1,048		$20,060
Net Earnings (loss) per Share—Basic
Net Earnings (loss) from Continuing Operations	$(0.86)	$0.09	$(0.04)		$0.05	$0.03		$(0.95)
Net Earnings from Discontinued Operations	$1.58	$—	$—		$—	$—		$1.58
Net Earnings (loss) per Share—Basic	$0.72	$0.09	$(0.04)		$0.05	$0.03		$0.63
Weighted Average Shares Outstanding—Basic	31,902	31,902	31,902		31,902	31,902		31,902
Net Earnings (loss) per Share—Assuming Dilution
Net Earnings (loss) from Continuing Operations	$(0.86)	$0.09	$(0.04)		$0.05	$0.03		$(0.95)
Net Earnings from Discontinued Operations	$1.57	$—	$—		$—	$—		$1.57
Net Earnings (loss) per Share—Assuming Dilution	$0.71	$0.09	$(0.04)		$0.05	$0.03		$0.62
Weighted Average Shares Outstanding—Assuming Dilution	31,980	31,980	31,980		31,980	31,980		31,980

Net Earnings	$22,720	$3,021	$(1,409)		$1,612	$1,048		$20,060
Other comprehensive income (loss):
Foreign currency translation adjustments	(9,236)	—	—		—	—		(9,236)
Defined Benefit Plans:
Amortization of prior service costs and unrecognized gains (losses)	536	—	—		—	—		536
Amounts arising during the year, primarily due to the addition of new participants	(166)	—	—		—	—		(166)
Deferred tax adjustment resulting from defined benefit plan activity	(128)	—	—		—	—		(128)
Valuation reserve (reversal) associated with defined benefit plan activity	124	—	—		—	—		124
Current period unrealized gain (loss) on cash flow hedges	883	—	—		—	—		883
Deferred tax benefit (loss) related to unrealized gain (loss) on cash flow hedges	(42)	—	—		—	—		(42)
Other Comprehensive Income (Loss)	(8,029)	—	—		—	—		(8,029)

Comprehensive Income (Loss)	$14,691	$3,021	$(1,409)		$1,612	$1,048		$12,031

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Twelve Months Ended December 31, 2012

	Invacare as Reported (1)	Champion Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Champion		Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$1,455,461	$22,768	$—		$22,768		$(626)	(H)	$1,433,319
Cost of products sold	1,010,560	14,342	—		14,342		(643)	(H)	996,861
Gross Profit	444,901	8,426	—		8,426		17	(H)	436,458
Selling, general and administrative expenses	414,502	3,310	(40)	(I)	3,270		—		411,232
Charges related to restructuring activities	10,904	—	—		—		—		10,904
Loss on debt extinguishment including debt finance charges and associated fees	312	—	—		—		—		312
Asset write-downs to goodwill and intangible assets	773				—				773
Interest expense	9,121	89	792	(J)	881	(K)	—		8,240
Interest income	(685)	—	—		—		—		(685)
Earnings (loss) from Continuing Operations Before Income Taxes	9,974	5,027	(752)	(C)	4,275		17		5,682
Income taxes (benefit)	18,243	—	1,700	(B)	1,700		(1,700)	(E)	18,243
Net Earnings (loss) from Continuing Operations	$(8,269)	$5,027	$(2,452)	(D)	$2,575		$1,717		$(12,561)
Net Earnings from Discontinued Operations (Net of tax amount of $6,142)	10,096	—	—		—		—		10,096
Net Earnings	$1,827	$5,027	$(2,452)		$2,575		$1,717		$(2,465)
Net Earnings (loss) per Share—Basic
Net Earnings (loss) from Continuing Operations	$(0.26)	$0.16	$(0.08)		$0.08		$0.05		$(0.40)
Net Earnings from Discontinued Operations	$0.32	$—	$—		$—		$—		$0.32
Net Earnings (loss) per Share—Basic	$0.06	$0.16	$(0.08)		$0.08		$0.05		$(0.08)
Weighted Average Shares Outstanding—Basic	31,641	31,641	31,641		31,641		31,641		31,641
Net Earnings (loss) per Share—Assuming Dilution
Net Earnings (loss) from Continuing Operations	$(0.26)	$0.16	$(0.08)		$0.08		$0.05		$(0.40)
Net Earnings from Discontinued Operations	$0.32	$—	$—		$—		$—		$0.32
Net Earnings (loss) per Share—Assuming Dilution	$0.06	$0.16	$(0.08)		$0.08		$0.05		$(0.08)
Weighted Average Shares Outstanding—Assuming Dilution	31,871	31,871	31,871		31,871		31,871		31,871

Net Earnings	$1,827	$5,027	$(2,452)		$2,575		$1,717		$(2,465)
Other comprehensive income (loss):
Foreign currency translation adjustments	(9,624)	—	—		—		—		(9,624)
Defined Benefit Plans:
Amortization of prior service costs and unrecognized gains (losses)	(1,068)	—	—		—		—		(1,068)
Amounts arising during the year, primarily due to the addition of new participants	(168)	—	—		—		—		(168)
Deferred tax adjustment resulting from defined benefit plan activity	349	—	—		—		—		349
Valuation reserve (reversal) associated with defined benefit plan activity	55	—	—		—		—		55
Current period unrealized gain (loss) on cash flow hedges	(1,730)	—	—		—		—		(1,730)
Deferred tax benefit (loss) related to unrealized gain (loss) on cash flow hedges	53	—	—		—		—		53
Other Comprehensive Income (Loss)	(12,133)	—	—		—		—		(12,133)

Comprehensive Income (Loss)	$(10,306)	$5,027	$(2,452)		$2,575		$1,717		$(14,598)

Note 1. Estimated Net Proceeds (in thousands)

Net cash purchase price per the Share Purchase Agreement	$45,000
Estimated transaction costs	(2,000)
Estimated net proceeds on sale	$43,000

Transaction costs noted above include the professional fees associated with the sale of Champion Manufacturing Inc. and include an estimate of expenses, primarily professional fees, to be recognized as a result of the divestiture. The Company will utilize the net proceeds to pay down debt.

Note 2. Preliminary Gain on Disposition (in thousands)

Based on the June 30, 2013 pro forma balance sheet for Champion, the estimated book gain on disposal is approximately $24.0 million.

Estimated Net Proceeds on Sale	$43,000

Total Assets	21,606
Less Current Liabilities	2,556
Less: Estimated Net Assets	$19,050

Estimated Gain on Disposition	$23,950

Note 3. Pro Forma Statements

The following are descriptions of the various columns of data, labeled (1) through (6), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss):

1)
Represents the Company's historical financial statements as reported in the Company's Form 10-K filing for the twelve months ended December 31, 2012 and the Form 10-Q filing for the six months ended June 30, 2013.

2)
Represents Champion's historical financial results as consolidated in the Company's Form 10-K filing for the twelve months ended December 31, 2012 and the Form 10-Q filing for the six months ended June 30, 2013.

3)	Represents pro forma adjustments to Champion results determined in accordance with Regulation S-X and preliminary disposition adjustments.

4)	Represents pro forma eliminations, considering historical elimination of investments and paid in capital.

5)	Represents "Invacare as Reported" less "Pro Forma Champion" plus "Pro Forma Eliminations".

6)	Represents "Invacare as Reported" less "Pro Forma Champion" less "Pro Forma Eliminations".

Note 4. Pro Forma Adjustments

The following are descriptions for the pro forma disposition related adjustments, labeled (A) through (J), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss):

(A)	Represents allocation of $16,205,000 in goodwill for the component of the Institutional Products Group reporting unit based on relative fair value of the disposition as compared to the reporting unit.

(B)
Adjustment to record federal tax effect of historical and pro forma adjustments for Champion. Federal tax expense of $860,000 is calculated on Champion's pro forma earnings before income tax of $2,672,000 for the six months ended June 30, 2013. The pro forma earnings before income taxes for the six months ended June 30, 2013 include the Champion historical earnings before income taxes of $3,021,000 and the earnings before income tax benefit of Adjustments (H), (I) and (J) as defined below. The 2012 federal tax expense of $1,400,000 is calculated on Champion's pro forma earnings before income tax of $4,275,000 for the twelve months ended December 31, 2012. The pro forma earnings before income taxes for the twelve months ended December 31, 2012 include the Champion historical earnings before income taxes of $5,027,000 and the earnings before income tax benefit of Adjustments (H), (I) and (J) as defined below. In addition, an adjustment for state tax expense applicable to Champion of $200,000 for the six months ended June 30, 2013 and $300,000 for the twelve months ended December 31, 2012, is reflected in Income Taxes.

(C)	Represents the offset to Adjustments (A), (I) and (J) which have effectively been reclassified to equity as a return of capital on the pro forma condensed balance sheet.

(D)
Represents the net earnings impact of Adjustments (B), (I) and (J) as reflected in Column 3 on the Pro Forma Condensed Combined Statement of Comprehensive Income (Loss) for the six months ended June 30, 2013.

(E)
Represents an elimination entry to record the impact of income tax valuation reserves for the Company related to Adjustment (B) for federal and state income taxes for Champion since the Company is in a cumulative loss position and, as such, current tax expense is offset by income tax valuation reserves.

(F)	Adjustment to reflect anticipated debt pay down with the net proceeds from disposition ($43,000,000 as described in Note 1).

(G)	Adjustment to eliminate equity and intercompany accounts at disposition. In addition, the Company's pro forma retained earnings reflects the gain on disposition (as noted in Note 2) of $23,950,000.

(H)
Elimination of intercompany sales, costs of sales and profit on product sales between Champion and other Company consolidated entities. For the six months ended June 30, 2013, net sales and cost of products sold of $439,000 and $427,000, respectively, were eliminated. For the twelve months ended December 31, 2012, net sales and cost of products sold of $626,000 and $643,000, respectively, were eliminated.

(I)
Adjustment to reverse Selling, General and Administrative expense historically allocated from the Company to Champion which will not be eliminated upon the disposition of Champion ($22,000 for the six months ended June 30, 2013; $40,000 for the twelve months ended December 31, 2012).

(J)
Adjustment to reflect allocation of interest expense to Champion as proceeds from sale are required to be utilized to pay down debt. Interest allocated based on the net proceeds assumed to pay down debt applying the company's average interest rates for the periods presented ($371,000 for the six months ended June 30, 2013; $792,000 for the twelve months ended December 31, 2012).